Exhibit 10.14

FIRST AMENDMENT TO THE EXPENSE SUPPORT AND CONDITIONAL REIMBURSEMENT AGREEMENT

This first amendment to the Expense Support and Conditional Reimbursement Agreement (this “Amendment”) is made this 15th day of March, 2022, by and between North Haven Private Income Fund LLC, a Delaware limited liability company (the “Company”), and MS Capital Partners Adviser Inc., a Delaware corporation (the “Adviser”).

WHEREAS, the Company and the Adviser are parties to that certain Expense Support and Conditional Reimbursement Agreement, dated as of November 30, 2021 and effective as of November 4, 2021 (the “Agreement”); and

WHEREAS, in accordance with Section 4 of the Agreement, the parties desire to amend the Agreement as hereinafter set forth.

NOW, THEREFORE, the parties hereby agree as follows:

1.	Section 2b of the Agreement shall be amended and restated as follows:

The amount of the Reimbursement Payment for any calendar month shall equal the lesser of (i) the Excess Operating Funds in such quarter and (ii) the aggregate amount of all Expense Payments made by the Adviser on behalf of the Company within three years prior to the last business day of such calendar month that have not been previously reimbursed by the Company to the Adviser; provided, however, that no such Reimbursement Payment for any calendar month shall be made to the extent that the Company’s Operating Expense Ratio (as defined below) (after such Reimbursement Payment is taken into account) at the time of such Reimbursement Payment is greater than the Operating Expense Ratio at the time the Expense Payment was made to which such Reimbursement Payment relates; provided, further, that the Adviser may waive its right to receive all or a portion of any Reimbursement Payment in any particular calendar month, in which case such waived amount will remain unreimbursed Expense Payments reimbursable in future months pursuant to the terms of this Agreement. The “Operating Expense Ratio” for any calendar month is calculated by dividing all of the Company’s operating costs and expenses incurred, as determined in accordance with generally accepted accounting principles for investment companies, less organizational and offering expenses, base management and incentive fees owed to the Adviser, shareholder servicing and/or distribution fees, and interest expense, by the Company’s average net assets. The Company’s obligation to make a Reimbursement Payment shall automatically become a liability of the Company on the last business day of the applicable calendar month, except to the extent the Adviser has waived its right to receive such payment for the applicable month. In connection with any Reimbursement Payment, the Company may deliver a notice substantially in the form of Appendix A. The Reimbursement Payment for any calendar month shall be paid by the Company to the Adviser in any combination of cash or other immediately available funds.

2.	All other provisions, terms and conditions contained in the Agreement, as amended, shall remain in full force and effect.

3.	This Amendment shall be construed in accordance with the laws of the State of New York. For so long as the Company is regulated as a business development company under the Investment Company Act of 1940, as amended (together with the rules promulgated thereunder, the “1940 Act”), this Amendment shall also be construed in accordance with the applicable provisions of the 1940 Act and the Investment Advisers Act of 1940, as amended (the “Advisers Act”), in such case, to the extent the applicable laws of the State of New York or any of the provisions herein conflict with the provisions of the 1940 Act or the Advisers Act, the 1940 Act and the Advisers Act shall control.

4.	This Amendment may be executed in counterparts, each of which shall be deemed to be an original copy and all of which together shall constitute one and the same instrument binding on all parties hereto, notwithstanding that all parties shall not have signed the same counterpart.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized representatives as of the date first written above.

[Remainder of Page Intentionally Blank]

MS Capital Partners Adviser Inc.

By:	/s/ Orit Mizrachi
Name: Orit Mizrachi
Title: Executive Director

ACKNOWLEDGED AND AGREED:

North Haven Private Income Fund LLC

By:	/s/ Orit Mizrachi
Name: Orit Mizrachi
Title: Chief Operating Officer and Secretary

[Signature Page to First Amendment to the Expense Support and Conditional Reimbursement Agreement]